Exhibit (16)

POWER OF ATTORNEY

Each Undersigned Trustee and Officer of MassMutual Select Funds and MassMutual Premier Funds, does hereby severally constitute and appoint Andrew M. Goldberg, Jill Nareau Robert, and Brian McCabe, and each of them individually, as his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”), with full power to each of them to sign for him or her, and in his or her name, the Registration Statements on Form N-14, including pre-effective and post-effective amendments to said Registration Statements, in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of MassMutual Select Funds and MassMutual Premier Funds of the indicated series of MassMutual Select Funds as indicated below:

Selling Fund		Acquiring Fund
MassMutual Equity Opportunities Fund (a series of MassMutual Select Funds)	⇒	MassMutual Diversified Value Fund (a series of MassMutual Select Funds)
MassMutual Total Return Bond Fund (a series of MassMutual Select Funds)	⇒	MassMutual Core Bond Fund (a series of MassMutual Premier Funds)

This Power of Attorney authorizes each Attorney-in-Fact to file the Registration Statements with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said Attorneys-in-Fact or any of them may lawfully do or cause to be done by virtue thereof.

This Power of Attorney authorizes each Attorney-in-Fact to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such Registration Statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each Undersigned has set his or her hand on this 20th day of May, 2025.

/s/ Douglas Steele	President
Douglas Steele	(Principal Executive Officer)

/s/ Renée Hitchcock	Chief Financial Officer and Treasurer
Renée Hitchcock	(Principal Financial Officer)

/s/ Susan B. Sweeney	Chairperson and Trustee
Susan B. Sweeney

/s/ Nabil N. El-Hage	Trustee
Nabil N. El-Hage
1

/s/ Maria D. Furman	Trustee
Maria D. Furman

/s/ Paul LaPiana	Trustee
Paul LaPiana

/s/ R. Bradford Malt	Trustee
R. Bradford Malt

/s/ C. Ann Merrifield	Trustee
C. Ann Merrifield

/s/ Clifford M. Noreen	Trustee
Clifford M. Noreen

/s/ Cynthia R. Plouché	Trustee
Cynthia R. Plouché

/s/ Jason J. Price	Trustee
Jason J. Price

2